Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our reports dated February 28, 2007, with respect to the consolidated financial statements of Coventry Health Care, Inc., Coventry Health Care, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Coventry Health Care, Inc, included in the Annual Report (Form 10-K) for the year ended December 31, 2006, in the following Registration Statements:

Form S-4 Registration Statement No. 333-123014;
Form S-4 Registration Statement No. 333-120300;
Form S-8 Registration Statement No. 333-117966;
Form S-8 Registration Statement No. 333-122671;
Form S-8 Registration Statement No. 33-71806;
Form S-8 Registration Statement No. 33-57014;
Form S-8 Registration Statement No. 33-81356;
Form S-8 Registration Statement No. 33-81358;
Form S-8 Registration Statement No. 33-82562;
Form S-8 Registration Statement No. 33-87114;
Form S-8 Registration Statement No. 33-90268;
Form S-8 Registration Statement No. 33-95084;
Form S-8 Registration Statement No. 33-97246;
Form S-8 Registration Statement No. 333-39581;
Form S-8 Registration Statement No. 333-36735;
Form S-8 Registration Statement No. 333-47239;
Form S-8 Registration Statement No. 333-75615;
Form S-8 Registration Statement No. 333-107064;
Form S-3 Registration Statement No. 333-75675;
Form S-4 Registration Statement No. 333-45821;
Form S-3 Registration Statement No. 333-74280;
Form S-4 Registration Statement No. 333-83106
Form S-8 Registration Statement No. 333-138523

Baltimore, Maryland

February 28, 2007